EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                                                CONTACT: William J. Pasenelli
                                                         Chief Financial Officer
                                                         888.745.2265



                        TRI-COUNTY FINANCIAL CORPORATION
                          ANNOUNCES ANNUAL MEETING DATE

WALDORF, MARYLAND, APRIL 6, 2009 - Tri-County Financial Corporation (OTCBB:TCFC), the holding company for Community Bank of Tri-County, announced today that its Annual Meeting of Stockholders will be held on Monday, May 11, 2009 in the Board Room at Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland at 10:00 a.m.

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and nine branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland.


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